EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Claxson Interactive Group, Inc. on Form S-8 of our report dated March 31, 2003 (July 11, 2003 as to Note 14), appearing in the Annual Report on Form 20-F of Claxson Interactive Group, Inc. for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity’s ability to continue as a going concern).

DELOITTE & TOUCHE LLP

Miami, Florida
March 16, 2004